Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-4 No. 333-115859) of TETRA Technologies, Inc. and the related Prospectus,
(2) Registration Statement (Form S-3 No. 333-163409 and 333-210335) of TETRA Technologies, Inc. and the related Prospectus, and
(3) Registration Statements (Form S-8 Nos. 333-09899, 333-40509, 333-76039, 333-61988, 333-84444, 333-114034, 333-126422, 333-133790, 333-142637, 333-149347, 333-149348, 333-150783, 333-166537, 333-174090, 333-177995, 333-183030, 333-188494, 333-196796, 333-215283 and 333-222976) of TETRA Technologies, Inc.;
of our reports dated March 2, 2018, with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of TETRA Technologies, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of TETRA Technologies, Inc. for the year ended December 31, 2017.

/s/ERNST & YOUNG LLP

Houston, Texas
March 2, 2018